UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2013

Date of Report (Date of earliest event reported)

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

550 Hills Drive, 3rd Floor

Bedminster, NJ 07921

(Address of principal executive offices)

(908) 450-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On May 7, 2013, the stockholders of NPS Pharmaceuticals, Inc. (the “Company”) approved the amendment and restatement of the Company’s 2005 Omnibus Incentive Plan (the “Plan”).

The material amendments to the Plan made by the amendment and restatement are as follows:

•                  Increase the share reserve available for awards by 3,500,000 shares of common stock;

•                  Increase from 1.0 to 1.5 the number of shares of common stock by which each share of common stock subject to an award, other than an option or stock appreciation right, reduces the available share reserve;

•                  Increase from 1.0 to 1.5 the number of shares of common stock by which each share of common stock subject to an award, other than an option or stock appreciation right, that terminates by expiration, forfeiture, cancellation or otherwise without issuance of shares, is settled in cash in lieu of shares or is exchanged with the Board’s permission, increases the available share reserve;

•                  Shares withheld or surrendered in payment of the exercise price of a stock option, and shares withheld or surrendered in satisfaction of any tax withholding requirements with respect to any award, in addition to the shares actually issued with respect to any such award, reduce the available share reserve, taking into account the proposed share counting provisions described above;

•                  Upon the exercise of a stock option through a net exercise procedure or upon the exercise of a stock appreciation right, the gross number of shares for which the stock option or stock appreciation right is exercised (without regard to any cash settlement of a stock appreciation right), reduces the available share reserve;

•                  The maximum aggregate number of shares with respect to all awards other than cash-based awards or dividend equivalents that may be granted under the Plan in any one fiscal year to any one participant may not exceed 1,000,000 shares. The maximum aggregate amount with respect to cash-based awards that may be granted and dividend equivalents that may accrue in any one fiscal year to any one participant may not exceed $1,000,000;

•                  To the extent performance-based awards granted under the Plan are intended to qualify for the qualified performance-based compensation exception to the $1,000,000 deductibility limitation under Section 162(m) of the Internal Revenue Code, the performance goals may be based upon the following additional performance measures as set forth in the Plan, and subject to the applicable requirements under Section 162(m): growth in assets; inventory; strategic business measures consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals or cost targets; and goals relating to mergers, acquisitions or divestitures within time deadlines and other parameters set by the Board; and

•                  Awards granted on or after February 13, 2013, will contain double trigger accelerated vesting provisions wherein after a change in control and (a) a material alteration of an award recipient’s job prospects followed by termination of the award recipient’s employment in accordance with the timing set forth in the Plan or (b) an award recipient’s involuntary termination of service for certain reasons other than death or permanent disability, then, the unvested awards immediately vest upon such termination of employment or service and will be exercisable until the later of (i) twenty-four months from the effective date of such termination or (ii) the time specified in the award agreement during which the award recipient’s award is exercisable following termination of service.

In addition to the foregoing, certain administrative amendments were made.

A more detailed description of the terms of the Plan can be found in the Company’s definitive Proxy Statement on Schedule 14A, in the section of the Proxy Statement entitled “Proposal 2: Approve Amended and Restated 2005 Omnibus Incentive Plan,” which was filed with the Securities and Exchange Commission on March 29, 2013, and is incorporated by reference herein.  The foregoing summary and the summary incorporated by reference from the Proxy Statement should be read in conjunction with the full text of the Plan, which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On May 7, 2013, the Company held its 2013 annual meeting of stockholders.  The following is a summary of the matters voted on at the meeting:

a)             The following directors were elected by the stockholders and the voting for each director was as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Michael W. Bonney, B.A.	62,098,024	429,642	74,848	12,481,914
Colin Broom, M.D.	62,394,444	133,086	74,984	12,481,914
Georges Gemayel, Ph.D.	62,300,258	227,422	74,834	12,481,914
Pedro Granadillo, B.S.	62,256,492	272,188	73,834	12,481,914
James G. Groninger, M.B.A.	61,963,069	565,561	73,884	12,481,914
Francois Nader, M.D., M.B.A.	62,365,073	206,887	30,554	12,481,914
Rachel R. Selisker, CPA	62,144,534	383,279	74,701	12,481,914
Peter G. Tombros, M.S., M.B.A.	62,170,660	397,870	33,984	12,481,914

b)             The amended and restated 2005 Omnibus Incentive Plan of the Company was approved by the following stockholder vote:

	For	Against	Abstain	Broker Non-Votes
Approval of Amended and Restated 2005 Omnibus Incentive Plan	61,356,986	1,177,746	67,782	12,481,914

c)              The advisory vote on executive compensation was approved by the following stockholder vote:

	For	Against	Abstain	Broker Non-Votes
Advisory Vote on Executive Compensation	61,976,532	534,216	91,766	12,481,914

d)             The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified by the following stockholder vote:

	For	Against	Abstain
KPMG LLP	73,677,979	1,239,820	166,629

Item 9.01.   Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	2005 Omnibus Incentive Plan of NPS Pharmaceuticals, Inc., as amended and restated through May 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2013	NPS PHARMACEUTICALS, INC.

	By:	/s/ Edward Stratemeier
Edward Stratemeier Senior Vice President, General Counsel and Secretary